Exhibit 99.1

PRESS RELEASE

Contact: eLoyalty Corporation Bill Noon, Vice President, Chief Financial Officer (847) 582-7019 ir@eloyalty.com	eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045 www.eloyalty.com t 847.582.7000 f 847.582.7001

eLoyalty Announces First Quarter 2009 Results

Company announces $31.8m in Total Revenues; record $86.9m Managed Services Backlog; and increased guidance for Q2

LAKE FOREST, IL, May 6, 2009 – eLoyalty Corporation (Nasdaq: ELOY), a leading Integrated Contact Solutions and Behavioral Analytics™ services and solutions company, today announced financial results for the first quarter ended March 28, 2009.

For the first quarter of 2009, total revenue was $31.8 million and the net loss was $3.8 million. The net loss available to common shareholders was $0.32 per share. eLoyalty realized “Adjusted Earnings1” income of $0.1 million for the first quarter of 2009. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings to operating loss, see the accompanying schedule.

The following is a summary of revenue by major component:

	Three Months Ended
(000's)	03/28/2009	03/29/2008	% Change
Revenue:
Managed Services	$11,180	$10,771	4%
Consulting Services	7,646	10,581	-28%

Services Revenue	18,826	21,352	-12%
Product	12,038	1,778	577%

Net Revenue	30,864	23,130	33%
Reimbursed expenses	944	738

Total Revenue	$31,808	$23,868	33%

Q1 2009 Highlights

First Quarter 2009 highlights include:

•	$30.9 million in total revenues before reimbursed expenses

•	29% sequential increase in total revenues before reimbursed expenses

•	15% sequential increase in ICS Consulting revenues

•	Record $15.2 million of Services revenue and $27.3 million of total revenues before reimbursed expenses from our primary Service Lines (ICS and the Behavioral Analytics™ Service)

•	Record $86.9 million Managed Services Backlog[2]

•	$116 thousand of Adjusted Earnings

Second Quarter 2009 Guidance

eLoyalty provides guidance for Services revenue only. Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business. Based on these factors, eLoyalty currently expects its Second Quarter 2009 Services revenues will increase by 9% sequentially to approximately $20.5 million.

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, May 6, 2009. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the live call is completed until May 20, 2009 by dialing (800) 642-1687 or, for international callers, (706) 645-9291 and entering conference ID number 94216458.

About eLoyalty

eLoyalty helps its customers achieve breakthrough results with revolutionary analytics and advanced technologies that drive continuous business improvement. With a long track record of delivering proven solutions for many of the Fortune 1000, eLoyalty’s offerings include the Behavioral Analytics™ Service, Integrated Contact Solutions and Consulting Services, each of which enables focused business transformation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	eLoyalty uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional extension periods. Anticipated volumes may be greater or lesser than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $30.2m in 2009; $27.1m in 2010; $15.2m in 2011; $14.4m in 2012 and thereafter.

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended
	March 28, 2009	March 29, 2008
Revenue:
Services	$18,826	$21,352
Product	12,038	1,778

Revenue before reimbursed expenses (net revenue)	30,864	23,130
Reimbursed expenses	944	738

Total revenue	31,808	23,868

Operating expenses:
Cost of services	12,729	13,349
Cost of product	10,401	1,401

Cost of revenue before reimbursed expenses	23,130	14,750
Reimbursed expenses	944	738

Total cost of revenue, exclusive of depreciation and amortization shown below:	24,074	15,488
Selling, general and administrative	9,702	11,443
Severance and related costs	644	169
Depreciation and amortization	997	963

Total operating expenses	35,417	28,063

Operating loss	(3,609)	(4,195)
Interest and other (expense) income, net	(179)	78

Loss before income taxes	(3,788)	(4,117)
Income tax provision	(18)	(33)

Net loss	(3,806)	(4,150)
Dividends related to Series B convertible preferred stock	(323)	(324)

Net loss available to common stockholders	$(4,129)	$(4,474)

Basic net loss per common share	$(0.32)	$(0.49)

Diluted net loss per common share	$(0.32)	$(0.49)

Shares used to calculate basic net loss per share	13,086	9,062

Shares used to calculate diluted net loss per share	13,086	9,062

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of services	$336	$360
Selling, general and administrative	1,748	3,422
Severance and related costs	248	45

eLoyalty Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	March 28, 2009	December 27, 2008
ASSETS:
Current Assets:
Cash and cash equivalents	$18,637	$27,064
Restricted cash	3,459	3,655
Receivables, (net of allowances of $136 and $107)	21,669	10,005
Prepaid expenses	9,191	7,783
Other current assets	3,550	1,251

Total current assets	56,506	49,758
Equipment and leasehold improvements, net	6,663	6,424
Goodwill	2,643	2,643
Intangibles, net	576	611
Other long-term assets	7,605	4,787

Total assets	$73,993	$64,223

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$9,959	$3,904
Accrued compensation and related costs	4,841	4,994
Unearned revenue	15,130	11,525
Other current liabilities	4,982	4,647

Total current liabilities	34,912	25,070
Long-term unearned revenue	7,695	5,274
Other long-term liabilities	2,702	2,572

Total liabilities	45,309	32,916

Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,619,378 and 3,619,537 shares issued and outstanding with a liquidation preference of $19,428 and $19,107 at March 28, 2009 and December 27, 2008, respectively	18,459	18,460

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 14,758,972 and 14,152,107 shares issued at March 28, 2009 and December 27, 2008, respectively; and 14,161,821 and 13,661,746 outstanding at March 28, 2009 and December 27, 2008, respectively	148	142
Additional paid-in capital	200,535	198,853
Accumulated deficit	(184,007)	(180,201)
Treasury stock, at cost, 597,151 and 490,956 shares at March 28, 2009 and December 27, 2008, respectively	(2,890)	(2,457)
Accumulated other comprehensive loss	(3,561)	(3,490)

Total stockholders’ equity	10,225	12,847

Total liabilities and stockholders’ equity	$73,993	$64,223

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Three Months Ended
	March 28, 2009	March 29, 2008
Cash Flows from Operating Activities:
Net loss	$(3,806)	$(4,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	997	963
Stock-based compensation	2,084	3,782
Provision for uncollectible amounts	47	14
Severance and related costs	248	45
Changes in assets and liabilities:
Receivables	(11,722)	(1,483)
Prepaid expenses	(4,605)	(1,681)
Other assets	(2,268)	(511)
Accounts payable	6,058	1,563
Accrued compensation and related costs	(147)	(1,079)
Unearned revenue	6,030	760
Other liabilities	(185)	(104)

Net cash used in operating activities	(7,269)	(1,881)

Cash Flows from Investing Activities:
Capital expenditures and other	(666)	(337)

Net cash used in investing activities	(666)	(337)

Cash Flows from Financing Activities:
Acquisition of treasury stock	(433)	(1,229)
Decrease in restricted cash	196	—
Payment of Series B convertible preferred stock dividends	(2)	(669)
Proceeds from employee stock purchase plan	25	126
Principal payments under capital lease obligations	(214)	(121)

Net cash used in financing activities	(428)	(1,893)

Effect of exchange rate changes on cash and cash equivalents	(64)	28

Decrease in cash and cash equivalents	(8,427)	(4,083)
Cash and cash equivalents, beginning of period	27,064	21,412

Cash and cash equivalents, end of period	$18,637	$17,329

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$579	$1,201
Capital equipment purchased on credit	579	1,201
Change in net unrealized security loss	(9)	(116)

Supplemental Disclosures of Cash Flow Information:
Interest paid	$(213)	$(161)

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended
	March 28, 2009	March 29, 2008
GAAP — Operating loss	$(3,609)	$(4,195)

Add back (reduce) the effect of:
Stock-based compensation	2,084	3,782
Severance and related costs	644	169
Depreciation and amortization	997	963

Adjusted earnings measure — income (loss)	$116	$719